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Bank of America Corporation and Subsidiaries                                                                       Exhibit 12(a)
Ratio of Earnings to Fixed Charges

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                                                                                          Year Ended December 31
                                                           Three Months   ------------------------------------------------------
                                                               Ended
(Dollars in millions)                                     March 31, 2001      2000       1999      1998        1997       1996
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Excluding Interest on Deposits

Income before income taxes                                  $2,922         $ 11,788    $12,215   $ 8,048    $10,556     $ 9,311

Less: Equity in undistributed earnings of
  unconsolidated subsidiaries                                   (3)             (27)      (167)      162        (49)         (7)

Fixed charges:
     Interest expense (including capitalized interest)       2,889           13,806     10,084     9,479      8,219       7,082
     1/3 of net rent expense                                    94              368        342       335        302         282
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        Total fixed charges                                  2,983           14,174     10,426     9,814      8,521       7,364
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Earnings (excluding capitalized interest)                   $5,902          $25,935    $22,474   $18,024    $19,028     $16,668
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Fixed charges                                               $2,983          $14,174    $10,426    $9,814     $8,521      $7,364
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Ratio of earnings to fixed charges                            1.98             1.83       2.16      1.84       2.23        2.26
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                                                                                           Year Ended December 31
                                                            Three Months   -----------------------------------------------------
                                                                Ended
(Dollars in millions)                                      March 31, 2001     2000       1999      1998        1997      1996
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Including Interest on Deposits

Income before income taxes                                     $2,922       $ 11,788    $12,215   $ 8,048    $10,556    $ 9,311

Less: Equity in undistributed earnings of
  unconsolidated subsidiaries                                      (3)           (27)      (167)      162        (49)        (7)

Fixed charges:
     Interest expense (including capitalized interest)          5,602         24,816     19,086    20,290     18,903     16,682
     1/3 of net rent expense                                       94            368        342       335        302        282
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        Total fixed charges                                     5,696         25,184     19,428    20,625     19,205     16,964
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Earnings (excluding capitalized interest)                      $8,615        $36,945    $31,476   $28,835    $29,712    $26,268
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Fixed charges                                                  $5,696        $25,184    $19,428   $20,625    $19,205    $16,964
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Ratio of earnings to fixed charges                               1.51           1.47       1.62      1.40       1.55       1.55
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